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                                                                       Exhibit 5


                                 MCGUIRE WOODS
                              BATTLE & BOOTHE LLP
                              3300 Barnett Center
                             50 North Laura Street
                              Post Office Box 4099
                        Jacksonville, Florida 32201-4099
                   Telephone (904)354-1100 Fax (904)798-2698


                                December 4, 1998



CNB, Inc.
201 North Marion Street
Lake City, Florida 32055

         Re:      CNB, Inc.

Gentlemen:

         We refer to the Registration Statement on Form S-8 ("the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by CNB, Inc., a Florida corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on December 2, 1998. The Registration Statement covers an aggregate of 540,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), together with such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions, authorized for issuance pursuant to the exercise of rights under the 1998 Performance-Based Incentive Plan of CNB, Inc. (the "Plan").

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the Shares, when sold and delivered by the Company as contemplated by and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company.



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Letter to CNB, Inc.
December 4, 1998
Page 2

         In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ McGuire, Woods, Battle & Boothe LLP
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                                        McGuire, Woods, Battle & Boothe LLP